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EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471

FOR IMMEDIATE RELEASE               CONTACT:      DANIEL M. HEALY
                                                  EXECUTIVE VICE PRESIDENT
                                                  CHIEF FINANCIAL OFFICER
                                                  (631) 844-1258

                   NORTH FORK TO PRESENT AT UPCOMING FINANCIAL
                             INSTITUTIONS CONFERENCE

      MELVILLE, N.Y. - SEPTEMBER 17, 2003 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at the 2003 RBC Capital Markets Financial Institutions Conference on Thursday, SEPTEMBER 18 at 11:30 A.M. (ET).

      RBC Capital Markets will schedule a live audio webcast of North Fork's presentation. The webcast will be available on North Fork's website at http://www.northforkbank.com and click on RBC CONFERENCE WEBCAST - SEPTEMBER 18, 2003. A printable version of the presentation slideshow will also be available on the North Fork website.

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